UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2008
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4134 Business Park Drive, Amarillo, Texas 79110-4225
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (806) 376-1741

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amended 8-K is being filed to (i) revise the date of this report, (ii) revise Item 1.01 and (iii) to include exhibit 10.54, instead of the previously filed exhibit 10.54.

 Item 1.01  Entry into a Material Definitive Agreement.

As previously reported on a Form 8-K that was filed with the Securities and Exchange Commission on January 15, 2008, the Company entered into agreements with Firebird Global Master Fund, Ltd. (“Firebird”). Under the Agreements, the Company issued 1,000 shares of the Company’s Series A 10% Convertible Preferred Stock, which is convertible into 4,000,000 shares of common stock, in exchange for payment of $1,000,000.00 and also issued warrants to purchase 4,000,000 shares of its common stock at $.30 per share.

Item 3.02  Unregistered Sales of Equity Securities.

As previously reported on a Form 8-K which was previously filed with the On January 15, 2008, the Company privately placed to Firebird Global Master Fund, Ltd. 1,000 shares of Series A Ten Percent Convertible Preferred Stock of the Company which are convertible into 4,000,000 shares of Common Stock of the Company.

The Preferred Stock was sold for cash for $1,000,000.00, minus $80,000.00 in commissions paid for a net of $920,000.00. The Company granted Warrants to purchase an additional 4,000,000 shares of Common Stock at $0.30 per share. The issuances are exempt from registration under Rule 506 promulgated under Section 4(2) of the Securities Act of 1933.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Item 9.01  Exhibits.

10.54	Securities Purchase Agreement dated January 8, 2008, between the Company and Firebird Global Master Fund, Ltd.
10.55	Registration Rights Agreement dated January 8, 2008, between the Company and Firebird Global Master Fund, Ltd.*
10.56	Certificate of Designation of Preferences dated January 8, 2008, executed by the Company*
10.57	Series A Common Stock Purchase Warrant dated January 8, 2008, between the Company and Firebird Global Master Fund, Ltd.*

* Incorporated by reference to the Registrant’s Form 8-K as filed with the Securities and Exchange commission on January 15, 2008.

DATE: January 21, 2008

AMARILLO BIOSCIENCES, INC.

By: /s/ Joseph M. Cummins
Joseph M. Cummins, Chairman of the Board, President, and Chief Executive Officer